                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS,  that Kenneth P. Burns, whose signature appears below,  constitutes  and  appoints  Mary Jo David and Randolph F.  Williams,  or either of them, his or her, true and lawful  attorneys-in-fact  and agents, with full power of substitution and re-substitution, for him or her and in his or her name,  place and stead,  in any and all  capacities,  to sign any  report  filed pursuant  to Section 16 of the  Securities  Exchange  Act of 1934,  as  amended,

including any Form 3, Form 4 or Form 5 and all amendments to any such documents,

if any, and to file the same, with any exhibits thereto, with the Securities and

Exchange  Commission  (or  other  appropriate  governmental  authority  for such purpose),  granting  unto  said  attorneys-in-fact  and  agents  full  power and authority to do and perform each and every act and thing requisite and necessary to be done,  as fully to all  intents  and  purposes  as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their  substitutes  or substitute  may lawfully do or cause to be done by virtue hereof.

                                           /s/ Kenneth P. Burns

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                                           Signature

                                           Kenneth P. Burns

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                                           Printed Name